UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 14, 2022

Date of Report (Date of earliest event reported)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

717-747-1519

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2022, Codorus Valley Bancorp, Inc. (the "Company"), the parent company of PeoplesBank, A Codorus Valley Company ("PeoplesBank"), increased the size of the Company's Board of Directors (the "Board") by two and appointed two directors to fill the vacancies created by such increase.

Current PeoplesBank Director Kent K. Matsumoto, Esq. was appointed as a Class A Director of the Company. In addition, he has been appointed to the Corporate Governance and Nominating Committee of the Board. Mr. Matsumoto will continue as an independent member of the PeoplesBank Board of Directors (the "Bank Board"). He was previously appointed to the Bank Board in September 2021.

Scott V. Fainor was appointed as a Class C Director of the Company. In addition, he has been appointed to the Risk Management Committee of the Board. Mr. Fainor also was appointed to the Bank Board on June 14, 2022.

Messrs. Matsumoto and Fainor will be compensated for their services as directors of the Company on the same basis as other non-employee directors of the Company, including retainers and board and committee fees.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated June 14, 2022

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date:	June 14, 2022	By:	/s/ Larry D. Pickett
Larry D. Pickett
Treasurer
(Principal Financial and Accounting Officer)

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